Exhibit 99.1

News Release

Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866
news@gsicommerce.com

GSI Commerce Closes Acquisition of e-Dialog Inc.

KING OF PRUSSIA, Pa., Feb. 13, 2008 – Leading e-commerce and multichannel solutions provider, GSI Commerce Inc. (Nasdaq: GSIC), today announced it has closed its acquisition of e-Dialog Inc., a Lexington, Mass.-based market-leading provider of advanced e-mail marketing services and solutions to more than 100 blue-chip companies in the U.S. and Europe.

“We welcome the employees and partners of e-Dialog to GSI,” said Michael G. Rubin, chairman and CEO of GSI Commerce.  “Going forward, we have complete confidence that as a standalone operating unit of our company, e-Dialog will continue to provide leading e-mail marketing solutions and drive exceptional performance for partners in the U.S. as well as internationally.”

About GSI Commerce
GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. Actual results might differ materially from what is expressed or implied by these forward-looking statements. Additional information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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